Exhibit 99.1
Cloudera Reports Third Quarter Fiscal 2021 Financial Results

SANTA CLARA, Calif. December 3, 2020 — Cloudera, Inc. (NYSE: CLDR), the enterprise data cloud company, reported results for its third quarter of fiscal 2021, ended October 31, 2020. Total revenue for the third quarter was $217.9 million, an increase of 10% as compared to the third quarter of fiscal 2020. Subscription revenue was $197.4 million, an increase of 18% as compared to the third quarter of fiscal 2020. Annualized Recurring Revenue grew 12% year-over-year.

“In the third quarter, CDP Private Cloud became generally available, we announced three new upcoming cloud-native services on CDP Public Cloud, and the number of CDP Public Cloud paying customers increased by more than 40%. With CDP Private Cloud now in-market, our hybrid multi-cloud offerings can be implemented by customers and our Enterprise Data Cloud vision is nearly complete. We are beginning to see an acceleration of migrations by existing customers from legacy Cloudera and Hortonworks platforms to CDP,” said Rob Bearden, chief executive officer, Cloudera. “We believe that Cloudera has never been better-positioned to capture more of the rapidly growing data management and analytics market opportunity for hybrid multi-cloud solutions. As a result, we have announced today that the board has authorized the repurchase of an additional $500 million in shares of our stock.”

Third Quarter Fiscal 2021 Results

•GAAP loss from operations for the third quarter of fiscal 2021 was $12.3 million, compared to $82.5 million for the third quarter of fiscal 2020
•Non-GAAP income from operations for the third quarter of fiscal 2021 was $49.3 million, compared to a non-GAAP loss from operations of $8.2 million for the third quarter of fiscal 2020
•Operating cash flow for the third quarter of fiscal 2021 was $18.4 million, compared to negative $5.9 million for the third quarter of fiscal 2020
•GAAP net loss per share for the third quarter of fiscal 2021 was $0.04 per share, compared to $0.29 per share for the third quarter of fiscal 2020
•Non-GAAP net income per share for the third quarter of fiscal 2021 was $0.15 per share, compared to a non-GAAP net loss per share of $0.03 per share for the third quarter of fiscal 2020

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading Non-GAAP Financial Measures.

As of October 31, 2020, Cloudera had total cash, cash equivalents, marketable securities and restricted cash of $567.5 million.

Recent Business and Financial Highlights

•Annualized Recurring Revenue at the conclusion of the third quarter of fiscal 2021 was $756 million, representing 12% year-over-year growth
•GAAP subscription gross margin for the quarter was 87%, up from 82% in the third quarter of fiscal 2020
•Non-GAAP subscription gross margin for the quarter was 91%, up from 86% in the third quarter of fiscal 2020
•Cloudera recognized as a leader in The Forrester Wave(TM): Notebook-Based Predictive Analytics and Machine Learning, Q3 2020
•Acquired Eventador, a provider of cloud-native services for streaming analytics, to deliver more customer value for real-time analytics use cases
•Three new enterprise data cloud services designed specifically for data specialists were announced for Cloudera Data Platform (CDP): CDP Data Engineering; CDP Operational Database; and CDP Data Visualization

Business Outlook

The outlook for the fourth quarter of fiscal 2021, ending January 31, 2021 is:

•Total revenue in the range of $219 million to $222 million
•Subscription revenue in the range of $199 million to $202 million
•Non-GAAP operating income in the range of $35 million to $40 million
•Non-GAAP net income per share in the range of $0.10 to $0.12 per share
•Diluted weighted-average share count of approximately 323 million shares

The outlook for fiscal 2021, ending January 31, 2021, is:

•Total revenue in the range of $862 million to $865 million
•Subscription revenue in the range of $775 million to $778 million
•Non-GAAP operating income in the range of $131 million to $136 million
•Non-GAAP net income per share in the range of $0.40 to $0.42 per share
•Diluted weighted-average share count of approximately 317 million shares

The business outlook is based on the assumption that the recessionary impact of the coronavirus pandemic (COVID-19) will continue at least through Cloudera’s fourth quarter fiscal 2021.

Share Repurchase Authorization

Cloudera's board of directors has authorized the repurchase of up to an additional $500 million in shares of our common stock, through open market purchases, block trades and/or in privately negotiated transactions, pursuant to Rule 10b5-1 plans, or other repurchase mechanisms, in compliance with applicable securities laws and other legal requirements. The timing, volume and nature of any repurchases will be determined by Cloudera's management based on their evaluation of the capital needs of the business, market conditions, applicable legal requirements and other factors. The repurchase program will be executed consistent with our capital allocation strategy, balancing investment to grow the business over the long-term and return of capital to shareholders. No time limit was set for the completion of the repurchase program, the program may be suspended or discontinued at any time and the program does not obligate Cloudera to purchase any shares. The amount of shares Cloudera has been authorized to repurchase may be increased or decreased at any time by our board of directors. The repurchase program is conditioned upon the closing of an institutional term loan, which we believe can be closed during our current fiscal quarter. Cloudera currently expects to fund the repurchase program using proceeds from this term loan, and/or with our existing cash or cash generated from operations. Cloudera’s ability to secure proceeds from and the timing of closing such an institutional term loan are subject to market conditions and other factors beyond our control.

Conference Call and Webcast Information

Cloudera is hosting a conference call for analysts and investors to discuss its third quarter fiscal 2021 results and the outlook for its fourth quarter of fiscal 2021 and full year fiscal 2021 at 1:30 p.m. Pacific Time today. Participants can listen via webcast by visiting the Investor Relations section of Cloudera’s website. A replay of the webcast will be available for two weeks following the call.

The conference call can also be accessed as follows:

•Participant Toll Free Number: +1-833-579-0900
•Participant International Number: +1-778-560-2567
•Conference ID: 2257327

About Cloudera

At Cloudera, we believe that data can make what is impossible today, possible tomorrow. We empower people to transform complex data into clear and actionable insights. Cloudera delivers an enterprise data cloud for any data, anywhere, from the Edge to AI. Powered by the relentless innovation of the open source community, Cloudera advances digital transformation for the world’s largest enterprises. Learn more at cloudera.com.

Connect with Cloudera

About Cloudera: cloudera.com/about-cloudera.html
Read our VISION blog: vision.cloudera.com/ and Engineering blog: blog.cloudera.com/
Follow us on Twitter: twitter.com/cloudera and LinkedIn: linkedin.com/cloudera/
Visit us on Facebook: facebook.com/cloudera
See us on YouTube: youtube.com/user/clouderahadoop
Join the Cloudera Community: community.cloudera.com
Read about our customers’ successes: cloudera.com/customers.html

Cloudera and associated marks are trademarks or registered trademarks of Cloudera, Inc. All other company and product names may be trademarks of their respective owners.

Forward-Looking Statements

Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including statements about our short-term and long-term assumptions, goals and targets, including our “Business Outlook” for our fourth quarter of fiscal 2021 and our full year fiscal 2021 operating results. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions, competitive pressures and pricing declines, intellectual property infringement claims, the impact of and uncertainties related to COVID-19, and other risks or uncertainties that are described under the caption “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC), and in our other SEC filings. You can obtain copies of our SEC filings on the SEC’s website at www.sec.gov. Additionally, these forward-looking statements, particularly our guidance, involve risk, uncertainties and assumptions, including those related to the impact of COVID-19 on our business and global economic conditions. Many of these assumptions relate to matters that are beyond our control and changing rapidly, including, but not limited to, the timeframes for and severity of the impact of COVID-19 on our customers’ purchasing decisions and the length of our sales cycles, particularly for customers in certain industries highly affected by COVID-19. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We report all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement our unaudited and audited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of our operations as determined in accordance with GAAP. The non-GAAP financial measures used by us include non-GAAP cost of revenue-subscription, non-GAAP cost of revenue-services, non-GAAP subscription gross margin, non-GAAP services gross margin, non-GAAP gross margin, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating margin, and historical and forward-looking non-GAAP income/loss from operations, non-GAAP net income/loss, and non-GAAP net income/loss per share. These non-GAAP financial measures exclude stock-based compensation, acquisition and disposition-related expenses (if any), extraordinary non-cash real estate impairment charges (if any), and amortization of acquired intangible assets from our unaudited and audited condensed consolidated statement of operations.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying financial statement tables titled “Use of Non-GAAP Financial Information” as well as the related financial statement tables that precede it. We may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results or future outlook. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods. We use these non-GAAP financial measures in conjunction with traditional GAAP measures to communicate with our board of directors concerning our financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods.

Annualized Recurring Revenue

Annualized Recurring Revenue (“ARR”) is a performance metric, which we use to assess the health and trajectory of our business. ARR equals the annualized value of all recurring subscription contracts with active entitlements as of the end of the period. ARR does not reflect non-recurring partner revenue, subscription revenue with certain related parties, custom engineering, remote operation and management services, or premium add-on support.

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenue:
Subscription	$197,355	$166,932	$575,962	$485,872
Services	20,544	31,360	66,733	96,599
Total revenue	217,899	198,292	642,695	582,471
Cost of revenue:(1) (2)
Subscription	25,243	30,224	81,808	88,636
Services	16,804	27,404	64,119	87,355
Total cost of revenue	42,047	57,628	145,927	175,991
Gross profit	175,852	140,664	496,768	406,480
Operating expenses:(1) (2)
Research and development	56,306	66,657	182,826	196,572
Sales and marketing	97,952	117,783	316,847	349,657
General and administrative	33,923	38,691	101,765	135,568
Total operating expenses	188,181	223,131	601,438	681,797
Loss from operations	(12,329)	(82,467)	(104,670)	(275,317)
Interest income	1,201	2,756	4,886	9,203
Other income (expense), net	(1,398)	(46)	(2,915)	291
Loss before provision for income taxes	(12,526)	(79,757)	(102,699)	(265,823)
Provision for income taxes	(1,419)	(2,365)	(5,257)	(6,472)
Net loss	$(13,945)	$(82,122)	$(107,956)	$(272,295)
Net loss per share, basic and diluted	$(0.04)	$(0.29)	$(0.36)	$(0.98)
Weighted-average shares used in computing net loss per share, basic and diluted	311,009	283,267	302,185	277,260

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Cost of revenue – subscription	$3,384	$4,306	$11,060	$12,314
Cost of revenue – service	2,372	4,620	9,363	13,076
Research and development	16,372	19,697	53,253	55,991
Sales and marketing	11,806	17,400	41,660	46,199
General and administrative	7,922	8,191	26,575	37,238
Total stock-based compensation expense	$41,856	$54,214	$141,911	$164,818

(2) Amounts include amortization of acquired intangible assets as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Cost of revenue – subscription	$3,144	$2,761	$9,303	$8,358
Sales and marketing	16,605	17,264	49,798	51,764
Total amortization of acquired intangible assets	$19,749	$20,025	$59,101	$60,122

Cloudera, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	October 31, 2020	January 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$96,114	$107,638
Marketable securities	298,711	253,361
Accounts receivable, net	172,424	249,971
Deferred costs	44,922	54,776
Prepaid expenses and other current assets	28,502	42,155
Total current assets	640,673	707,901
Property and equipment, net	20,247	21,988
Marketable securities, non-current	169,324	122,193
Intangible assets, net	551,835	605,236
Goodwill	599,291	590,361
Deferred costs, non-current	30,365	35,260
Operating lease right-of-use assets	187,469	204,642
Other assets	10,961	12,209
TOTAL ASSETS	$2,210,165	$2,299,790
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,556	$3,858
Accrued compensation	56,029	61,826
Other contract liabilities	7,895	12,225
Other accrued liabilities	22,902	22,297
Operating lease liabilities	29,422	19,181
Deferred revenue	401,943	460,561
Total current liabilities	520,747	579,948
Operating lease liabilities, non-current	176,244	192,324
Deferred revenue, non-current	57,958	81,926
Other accrued liabilities, non-current	5,683	7,223
TOTAL LIABILITIES	760,632	861,421
STOCKHOLDERS’ EQUITY:
Common stock	16	15
Additional paid-in capital	3,044,290	2,923,905
Accumulated other comprehensive income	(195)	273
Accumulated deficit	(1,594,578)	(1,485,824)
TOTAL STOCKHOLDERS’ EQUITY	1,449,533	1,438,369
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,210,165	$2,299,790

Cloudera, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(13,945)	$(82,122)	$(107,956)	$(272,295)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	22,077	22,957	67,016	69,123
Non-cash lease expense	11,516	10,999	34,208	33,897
Stock-based compensation expense	41,856	54,214	141,911	164,818
Amortization of deferred costs	17,340	12,606	50,750	33,579
Other	3,261	(702)	8,387	(1,903)
Changes in assets and liabilities:
Accounts receivable	(24,273)	(1,708)	76,067	78,952
Prepaid expenses and other assets	(120)	204	14,508	(3,754)
Deferred costs	(13,711)	(15,393)	(36,001)	(37,200)
Accounts payable	(1,268)	7,854	(2,098)	4,193
Accrued compensation	(3,579)	3,767	(10,225)	(2,323)
Other accrued liabilities	832	(3,785)	(3,447)	4,904
Other contract liabilities	(456)	(203)	(4,330)	(9,445)
Operating lease liabilities	(3,525)	(2,864)	(24,731)	(27,898)
Deferred revenue	(17,640)	(11,714)	(84,889)	(62,058)
Net cash provided by (used in) operating activities	18,365	(5,890)	119,170	(27,410)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(121,631)	(81,273)	(395,200)	(392,497)
Proceeds from sale of marketable securities	6,150	17,356	110,322	56,741
Maturities of marketable securities	67,960	96,228	191,670	331,630
Cash used in business combinations, net of cash acquired	(12,358)	(4,500)	(12,358)	(4,500)
Capital expenditures	(2,875)	(1,767)	(7,305)	(6,488)
Net cash (used in) provided by investing activities	(62,754)	26,044	(112,871)	(15,114)
CASH FLOWS FROM FINANCING ACTIVITIES
Repurchases of common stock	—	—	(25,974)	—
Taxes paid related to net share settlement of restricted stock units	(6,352)	(5,439)	(29,635)	(21,085)
Proceeds from employee stock plans	4,552	10,413	38,191	19,633
Net cash (used in) provided by financing activities	(1,800)	4,974	(17,418)	(1,452)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(868)	—	(405)	(1,508)
Net (decrease) increase in cash, cash equivalents and restricted cash	(47,057)	25,128	(11,524)	(45,484)
Cash, cash equivalents and restricted cash — Beginning of period	146,523	91,427	110,990	162,039
Cash, cash equivalents and restricted cash — End of period	$99,466	$116,555	$99,466	$116,555

Reconciliation of cash, cash equivalents and restricted cash as shown in the statement of cash flows:
	As of October 31,
	2020	2019
Cash and cash equivalents	$96,114	$113,203
Restricted cash included in Other assets	3,352	3,352
Total cash, cash equivalents and restricted cash	$99,466	$116,555

Cloudera, Inc.
Three Months Ended October 31, 2020
GAAP Results Reconciled to Non-GAAP Results
(in thousands, except percentage and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangible Assets	Non-GAAP
Cost of revenue- Subscription	$25,243	$(3,384)	$(3,144)	$18,715
Subscription gross margin	87%	2%	2%	91%
Cost of revenue- Services	16,804	(2,372)	—	14,432
Services gross margin	18%	12%	—%	30%
Gross profit	175,852	5,756	3,144	184,752
Total gross margin	81%	3%	1%	85%
Research and development	56,306	(16,372)	—	39,934
Sales and marketing	97,952	(11,806)	(16,605)	69,541
General and administrative	33,923	(7,922)	—	26,001
(Loss) income from operations	(12,329)	41,856	19,749	49,276
Operating margin	(6)%	19%	9%	23%
Net (loss) income	(13,945)	41,856	19,749	47,660
Net (loss) income per share, basic	(0.04)	0.13	0.06	0.15
Net (loss) income per share, diluted (1)	$(0.04)	$0.13	$0.06	$0.15
(1) See below for a reconciliation of weighted-average shares outstanding used to calculate non-GAAP net income per share

Cloudera, Inc.
Three Months Ended October 31, 2019
GAAP Results Reconciled to Non-GAAP Results
(in thousands, except percentage and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangible Assets	Non-GAAP
Cost of revenue- Subscription	$30,224	$(4,306)	$(2,761)	$23,157
Subscription gross margin	82%	3%	2%	86%
Cost of revenue- Services	27,404	(4,620)	—	22,784
Services gross margin	13%	15%	—%	27%
Gross profit	140,664	8,926	2,761	152,351
Total gross margin	71%	5%	1%	77%
Research and development	66,657	(19,697)	—	46,960
Sales and marketing	117,783	(17,400)	(17,264)	83,119
General and administrative	38,691	(8,191)	—	30,500
Loss from operations	(82,467)	54,214	20,025	(8,228)
Operating margin	(42)%	27%	10%	(4)%
Net loss	(82,122)	54,214	20,025	(7,883)
Net loss per share, basic and diluted	$(0.29)	$0.19	$0.07	$(0.03)

Cloudera, Inc.
Reconciliation of weighted-average shares used for non-GAAP net income per share
(in thousands)
(unaudited)

	Three Months Ended October 31,
	2020	2019
Weighted-average shares, basic	311,009	283,267
Effect of dilutive securities:
Stock options, unvested restricted stock units and ESPP	7,647	—
Weighted-average shares, diluted	318,656	283,267

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items we exclude from our non-GAAP financial measures, we believe it is appropriate to exclude or give effect to certain items for the following reasons:

•Stock-based compensation expense. We exclude stock-based compensation expense from our non-GAAP financial measures consistent with how we evaluate our operating results and prepare our operating plans, forecasts and budgets. Further, when considering the impact of equity award grants, we focus on overall stockholder dilution rather than the accounting charges associated with such equity grants. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long-term performance of our business.

•Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from our non-GAAP financial measures. Although the purchase accounting for an acquisition necessarily reflects the accounting value assigned to intangible assets, our management team excludes the GAAP impact of acquired intangible assets when evaluating our operating results. Likewise, our management team excludes amortization of acquired intangible assets from our operating plans, forecasts and budgets. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long-term performance of our business.

•Extraordinary non-cash real estate impairment charges. We currently lease approximately 225,000 square feet of space for our former corporate headquarters in Palo Alto, California under a lease agreement that expires in 2027. Upon the completion of the merger with Hortonworks, we added approximately 92,000 square feet of space in Santa Clara, California under a lease agreement that expires in 2026 and we relocated our corporate headquarters to this space during the second quarter of fiscal 2021. Extraordinary non-cash real estate impairment charges relate to potential charges that we may incur as a result of future activities with respect to our leased office locations.

Cloudera, Inc.
Reconciliation of Non-GAAP Financial Guidance
(unaudited)

	Fiscal 2021
(in millions)	Q4	FY
GAAP operating loss	($30) - ($25)	($135) - ($130)
Stock-based compensation expense (*)	46	188
Amortization of acquired intangible assets	19	78
Non-GAAP operating income	$35 - $40	$131 - $136

	Fiscal 2021
(in millions)	Q4	FY
GAAP net loss	($32) - ($26)	($139) - ($134)
Stock-based compensation expense (*)	46	188
Amortization of acquired intangible assets	19	78
Non-GAAP net income	$33 - $39	$127 - $132
(*) Stock-based compensation expense is impacted by a number of variables, each of which are inherently difficult to forecast. As a result, the guidance presented above is subject to a number of uncertainties and assumptions that may cause actual results to differ materially.

Investor Relations Contact:
Kevin Cook
investor-relations@cloudera.com
+1 (650) 644-3900

Press Contact:
Madge Miller
press@cloudera.com
+1 (888) 789-1488